As filed with the Securities and Exchange Commission on February 5, 1999.
                                                      Registration No. 033-52205


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                            ------------------------
                           FIRST SECURITY CORPORATION
             (Exact name of registrant as specified in its charter)

      DELAWARE                           6711              87-6118148
      --------                           ----              ----------
      (State or other           (Primary Standard          (I.R.S. Employer
      jurisdiction of              Industrial              Identification No.)
      incorporation              Classification
      or organization)            Code Number)

                              79 SOUTH MAIN STREET
                           SALT LAKE CITY, UTAH 84111
                                 (801) 246-6000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                             -----------------------
                                  BRAD D. HARDY
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           FIRST SECURITY CORPORATION
                              79 SOUTH MAIN STREET
                           SALT LAKE CITY, UTAH 84111
                                 (801) 246-6000
                     (Name, address, including zip code, and
          telephone number, including area code, of agent for service)
                            ------------------------
                                   Copies To:
         A. ROBERT THORUP, ESQ                   JAMES J. SCHEINKMAN, ESQ.
         RAY, QUINNEY & NEBEKER                  THE BUSCH FIRM
         79 SOUTH MAIN STREET                    2532 DUPONT DRIVE
         SALT LAKE CITY, UTAH 84111              IRVINE, CALIFORNIA 92612-1254
         (801) 323-3359                          (949) 474-7368
         (FAX) (801) 532-7543                    (FAX) (949) 747-7732
                            ------------------------

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the Effective Time of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / x /

                                      CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS        AMOUNT TO BE         PROPOSED MAXIMUM         AGGREGATE OFFERING        REGISTRATION FEE
OF SECURITIES TO BE        REGISTERED            OFFERING PRICE                 PRICE
REGISTERED
---------------------      ---------------    ---------------------    ----------------------    --------------------
Common Stock               14,052,820 shares      $28.125(1)                $150,760,770(1)       $51,986.84 (PAID)(1)
($1.25 par value)
Common Stock Rights      14,052,820(2) rights       None                         None                    None

   (1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, as determined January 27, 1994. The number of shares shown reflects several 3-for-2 stock splits implemented since the filing of the original registration statement. The share price, aggregate price and fee have not been adjusted.

   (2) One Right to purchase Junior Series B Preferred Stock is associated with each common share. Rights generally are not transferable separately.

THE REGISTRANT HEREBY AMENDS THIS POST EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE POST EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

    This Registration Statement consists of 21 consecutively numbered pages.
            The Exhibit Index is on consecutively numbered page 20.

                                   PROSPECTUS

                           FIRST SECURITY CORPORATION
                        14,052,820 Shares of Common Stock
                                 $1.25 Par Value
                         (including Common Share Rights)
                    ----------------------------------------

         The Shares covered by this Prospectus may be offered from time to time by the selling shareholders who are named herein, or by persons who acquired the Shares from the selling shareholders. The Shares may be sold directly into the NASDAQ National Market System, or they may be placed into the public markets through one or more underwriters. Any sales will be at market or negotiated prices prevailing at the time. Under no circumstances will First Security receive any proceeds from any sale of the Shares.

         The Selling Shareholders may pledge all or a portion of their Shares as collateral for loans. Under such circumstances, the pledgee of the Shares will have the same rights of sale under this Prospectus as the Selling Shareholders.

         The Selling Shareholders may also transfer their Shares by gift. Donees will have the same rights of sale as the Selling Shareholders under this Prospectus.



--------------------------------------------------------------------------------
                   The Shares carry inherent investment risks.
--------------------------------------------------------------------------------


           The Commission has not approved or disapproved the shares.
        Neither the Commission nor any state regulatory agency has passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      The Shares are not savings accounts, deposits or other obligations of a bank or savings association. They are not insured by the FDIC or any other bank insurance fund or government agency.

                    ----------------------------------------


                 The date of this Prospectus is February 5, 1999

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT CONTAINED IN THIS PROSPECTUS OR ATTACHED HERETO. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST DIRECTED TO:

                 BRAD D. HARDY
                 EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL
                 OFFICER, SUITE 200
                 79 SOUTH MAIN STREET, SALT LAKE CITY, UTAH 84111
                 TELEPHONE NUMBER (801) 246-6000.


         No one has been authorized to give any information or to make any representations other than as contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by First Security. Neither the delivery of this Prospectus nor any sale or exchange made hereunder should create any implication that there has been no change in the affairs or operations of First Security or that the information herein is correct as of any time after the date of this Prospectus.



              SUMMARY INFORMATION ABOUT FIRST SECURITY CORPORATION

         First Security is a Delaware incorporated multi-bank holding company headquartered in Salt Lake City, Utah. At December 31, 1998, First Security and its subsidiaries had total consolidated assets, deposits, and shareholders' equity of $20.4 billion, $12.0 billion and $1.6 billion, respectively. Its main executive offices are located at 79 South Main Street, Salt Lake City, Utah 84111, telephone 801-246-6000.

         First Security Bank, N.A. ("FSB"), First Security Bank of New Mexico, N.A. ("FSBNM") are First Security's primary assets. Both national banks are top level competitors in their main locations (Utah, Idaho and Albuquerque, New Mexico), and provide a full range of banking services. First Security also owns First Security Bank of Southern New Mexico, N.A. and First Security Bank of
California, N.A., both of which are smaller national banks serving smaller markets, but with access to the full range of First Security system products and services. First Security Bank of Nevada is a growing state chartered bank headquartered in Las Vegas. First Security has recently announced the planned acquisitions of banks in Reno and Stateline, Nevada to augment the Nevada bank's market areas.

         First Security also owns and operates several non bank subsidiaries, including a leasing company, a mortgage company, a securities broker-dealer, an investment adviser, an insurance agency, a credit life insurance company and a management and services subsidiary. Recently, First Security announced the planned acquisition of San Francisco-based Van Kasper & Company, a securities broker-dealer and investment advisor. The securities subsidiaries are subject to regulation and supervision by the Commission and applicable state securities authorities. The insurance agency and credit life insurance company are regulated by applicable state insurance regulators.

         A substantial portion of First Security's cash flow is typically derived from dividends and interest from its subsidiaries, and from the sale of investment securities to finance its growth and operations.



                               RISKS OF THE SHARES

         The Shares are investments that carry substantial risks of losing their value based on market fluctuations, general economic conditions and adverse changes to the operating results or assets of First Security. These risks are discussed more fully in First Security's Annual Reports on Form 10-K, which are incorporated into this Prospectus by reference.



                   WHERE CAN I OBTAIN ADDITIONAL INFORMATION?

         First Security has filed a Registration Statement on Form S-3 with respect to the Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by SEC rules and regulations. For further information, reference is made to the Registration Statement, including the exhibits thereto. The Registration Statement and First Security's periodic reports, proxy statements and other information filed with the SEC can be obtained, upon payment of prescribed fees, at the SEC Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. These documents can also be inspected at the SEC's Regional Offices at Suite 1400, 500 West Madison Street, Chicago, Illinois 60621-2511, and Room 1228, 75 Park Place, New York, New York 10007; or by way of the SEC website, www.sec.gov.

         First Security's Common Stock is included for quotation on the NASDAQ National Market System ("NASDAQ/NMS"), and FSC's periodic reports, proxy statements and other information can be found and copied at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         First Security has incorporated by reference the following periodic reports and proxy statements into this Prospectus:

         (a) First Security's Annual Report on Form 10-K for the year ended December 31, 1997, except Items 1, 6, 7 and 8 which are not incorporated by this reference; and

         (b)      First Security's Proxy Statement dated March 16, 1998; and

         (c) First Security's Quarterly Report on Form 10-Q for the quarters ended September 30, 1998 and June 30, 1998; and

         (d)      First  Security's  Current  Reports  on Form 8-K dated October
                  1, 1998  (2  reports);  October  15, 1998;   November 2, 1998,
                  November 18, 1998 and January 25, 1999, and

         (e) Description of First Security Common Stock as included in First Security's Registration Statement on Form S-3, filed with the Commission on September 13, 1991, Commission File Number 33-42784.

         All documents filed by First Security with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus are incorporated herein by reference, and such documents shall be deemed to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement.



                   INFORMATION ABOUT THE SELLING SHAREHOLDERS

         The 14,052,820 Shares covered by this Prospectus are owned by the persons listed below. These Shares were acquired by the Selling Shareholders in connection with First Security's acquisition of First National Financial Corporation on November 19, 1993 (the Shares have been subject to multiple stock splits since 1993), as well as through open market purchases and interfamily transfers. The Shares are being registered by First Security for resale by the Selling Shareholders pursuant to that certain Registration Rights Agreement dated as of November 19, 1993 between First Security and each of the Selling Shareholders or their predecessors, and as an agreed accomodation.

         Mrs. Colleen J. Maloof and Messrs. Joseph G., Gavin P., George J., Phillip J., Phillip F. and Michael J. Maloof were Directors of First National Financial Corporation prior to the merger with and into First Security. All of the Selling Shareholders or their controlling persons participated directly or indirectly in the negotiation of the merger of First National Financial Corporation with and into First Security. Certain of the Shares were acquired by the Selling Shareholders pursuant to the Merger Agreement, a copy of which is incorporated by reference as an exhibit to the Securities Act Registration Statement of which this prospectus forms a part.





                      [This space left blank intentionally]

         The following table gives specific information about the Selling Shareholders and the number of Shares potentially sold by each of them by means of this Prospectus:


                                             SHARES OWNED               SHARES                     SHARES OWNED
 NAME AND ADDRESS                            PRIOR TO                   OFFERED                    FOLLOWING
                                             THIS OFFERING              HEREBY                     THIS OFFERING
 ------------------------------------------  --------------             --------------             ----------------
 Colleen J. Maloof, Joseph G. Maloof,
 George J. Maloof, Jr., Gavin
 Maloof, Phillip Maloof and Adrienne Maloof,
 Trustees of the Trust Two, a
 Testamentary Trust, Established
 Under the Last Will and
 Testament of George J. Maloof               5,642,047(1)               5,642,047(1)                     (2)
 523 Commercial, N.E.
 P.O. Box 1086
 Albuquerque, NM 87103

 Colleen J. Maloof                           251,969(1)                 251,969(1)                       (2)
 523 Commercial, N.E.
 P.O. Box 1086
 Albuquerque, NM 87103

 Colleen J. Maloof
 Charitable Remainder Trust                  33,457(1)                  33,457(1)                        (2)
 523 Commercial, N.E.
 P.O. Box 1086
 Albuquerque, NM 87103

 Colleen J. Maloof, Trustee
 George J. Maloof                            467,986(1)                 467,986(1)                       (2)
 523 Commercial, N.E.
 P.O. Box 1086
 Albuquerque, NM 87103

 Colleen J. Maloof, Trustee
 Phillip J. Maloof                           467,986(1)                 467,986(1)                       (2)
 523 Commercial, N.E.
 P.O. Box 1086
 Albuquerque, NM 87103

 Colleen J. Maloof, Trustee
 Adrienne M. Maloof                          467,986(1)                 467,986(1)                       (2)
 523 Commercial, N.E.
 P.O. Box 1086
 Albuquerque, NM 87103


                               5


 Joseph G. Maloof                            1,597,998(1)               1,597,998(1)                     (2)
 523 Commercial, N.E.
 P.O. Box 1086
 Albuquerque, NM 87103

 Gavin P. Maloof                             1,646,888(1)               1,646,888(1)                     (2)
 523 Commercial, N.E.
 P.O. Box 1086
 Albuquerque, NM 87103

 Adrienne M. Maloof                          941,413(1)                 941,413(1)                       (2)
 523 Commercial, N.E.
 P.O. Box 1086
 Albuquerque, NM 87103

 George J. Maloof, Jr.                       1,312,728(1)               1,312,728(1)                     (2)
 523 Commercial, N.E.
 P.O. Box 1086
 Albuquerque, NM 87103

 Phillip J. Maloof                           1,222,362(1)               1,222,362(1)                     (2)
 523 Commercial, N.E.
 P.O. Box 1086
 Albuquerque, NM 87103


 TOTAL SHARES                                14,052,820(1)              14,052,820(1)                    (2)

         (1) Does not include stock options awarded pursuant to any First Security director stock option plan, none of which are covered by this Prospectus. (See First Security's Proxy Statement for current share holdings of its Directors.)

         (2) All of some of the Shares covered by this Prospectus may be offered from time to time on a delayed or continuing basis by some or all of the Selling Shareholders.

         Joseph G. Maloof serves as a Director of First Security and George J. Maloof, Jr. serves as a director of First Security Bank of Nevada, a wholly owned subsidiary of First Security. Other than these persons, none of the Selling Shareholders had any position, office or other material relationship within the past three years with First Security or any of its affiliates other than as depositor, borrower, local community advisor or shareholder.



                     THE PLAN OF DISTRIBUTION OF THE SHARES

         The Shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest, including, without limitation, Bear, Stearns & Co. Inc. and any of its affiliates, including Bear, Stearns International Limited. ("Bear Stearns") or any other broker-dealer. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and on terms then prevailing or at prices related to the then current market price of the Common Stock, or in negotiated transactions. The Shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. From time to time the Selling Shareholders may engage in short sales, short sales versus the box, puts and calls and other transactions in securities issued by First Security or derivatives thereof, and may sell and deliver the Shares in connection therewith. The Shares may be acquired by Bear Stearns or another broker dealer from the Selling Shareholders by means of the exercise of put or call or forward sale contracts whereby Bear Stearns or another broker dealer may become the holder of all or part of the Shares. Bear Stearns or another broker dealer may sell the Shares in any manner described in this Prospectus. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 or Rule 145 under the Act may be sold under either of such rules rather than pursuant to this Prospectus.

         In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. The Selling Shareholders and agents who execute orders on their behalf may be deemed to be underwriters as that term is defined in Section 2(11) of the Act and a portion of any proceeds or sales discounts, commissions or other compensation may be deemed to be underwriting compensation for purposes of the Act.

         Underwriters participating in any offering made pursuant to this Prospectus (as amended or supplemented from time to time) may receive underwriting discounts and commissions, and discounts or concessions may be allowed or reallowed or paid to dealers, and brokers or agents participating in such transactions may receive brokerage or agent's commissions or fees.

         Pursuant to the Registration Rights Agreement, the Selling Shareholders have agreed, among other things, not to effect a public sale or distribution (including a sale under Rule 144 promulgated under the Securities Act of 1933 but excluding private sales) of any of the Shares during the 14 days prior to, and the 90 days after, the execution of an underwriting agreement or the effective date of a registration statement filed by First Security in connection with an underwritten offering of shares of Common Stock. Such time periods may be shortened with the consent of the managing underwriter of any such offering.

         At the time a particular offering of Shares is made, to the extent required by law, a Prospectus Supplement will be distributed which will set forth the amount of Shares being offered and the terms of the offering, including the purchase price or public offering price, the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Shares purchased from the Selling Shareholder, any discounts, commissions and other items constituting compensation from the Selling Shareholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

         In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

         All costs, expenses and fees in connection with the registration of the Shares will be borne by First Security. Commissions and discounts, if any, attributable to the sale of the Shares will be borne by the Selling Shareholders. The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act. First Security and the Selling Shareholders have agreed to indemnify each other and certain other persons against certain liabilities in connection with the offering of the Shares, including liabilities arising under the Securities Act.



                                     EXPERTS

         The consolidated financial statements as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 incorporated in this Prospectus Statement by reference from First Security's Annual Report on Form 10-K (as amended and restated to give effect to the California State Bank acquisition, which was accounted for as a pooling of interests, as set forth in the Current Report on Form 8-K, dated October 1,
1998) have been audited by Deloitte & Touche, LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing



                                  LEGAL MATTERS

         The legality of First Security's Common Stock offered hereby and certain other matters with respect to this offering have been passed upon for the Company by Ray, Quinney & Nebeker P.C. As of December 31, 1998, attorneys at Ray, Quinney & Nebeker, as a group, were beneficial owners of no more than 4.0% of the total outstanding First Security Common Stock. A partner in Ray Quinney & Nebeker is the daughter of the Chairman and Chief Executive Officer of First Security, and another partner serves as Assistant Secretary.



           DISCLOSURE OF THE COMMISSION'S POSITION ON INDEMNIFICATION
                         FOR SECURITIES LAW LIABILITIES

         Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors and officers as well as other employees and individuals in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article 10 of First Security's By-Laws requires indemnification to the full extent permitted under Delaware law and provides certain rights to indemnification for directors, officers and employees of First Security.

         First  Security  also  maintains  an  insurance   policy  insuring  its
Directors and Officers against liability for certain acts or omissions while acting in their official capacities.

         INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING FIRST SECURITY PURSUANT TO THE FOREGOING PROVISIONS, FIRST SECURITY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND

IS THEREFORE UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY FIRST SECURITY OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF FIRST SECURITY IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, FIRST SECURITY WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

               --------------------------------------------------
               --------------------------------------------------




                                TABLE OF CONTENTS


PROSPECTUS................................................................2

SUMMARY INFORMATION ABOUT FIRST SECURITY CORPORATION......................2

RISKS OF THE SHARES.......................................................3

WHERE CAN I OBTAIN ADDITIONAL INFORMATION?................................3

INFORMATION ABOUT THE SELLING SHAREHOLDERS................................4

THE PLAN OF DISTRIBUTION OF THE SHARES....................................6

EXPERTS...................................................................8

LEGAL MATTERS.............................................................8

DISCLOSURE OF THE COMMISSION'S POSITION ON INDEMNIFICATION
  FOR SECURITIES LAW LIABILITIES..........................................9






                           FIRST SECURITY CORPORATION
                        14,052,820 Shares of Common Stock



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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Disclosed previously in the Registration Statement

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         See page 9 of the Prospectus.


ITEM 16.  LIST OF EXHIBITS

         The Exhibits to this registration statement are as follows:


EXHIBIT                                                        SEQUENTIALLY
NUMBER     DESCRIPTION                                         NUMBERED PAGE
-------    -------------------                                 --------------
2.         Agreement and Plan of Merger, dated as of            ***
           May 18, 1993, by and among First Security
           Corporation and First National Finan-
           cial Corporation. (Incorporated by reference from First Security's Report on Form 8-K dated
           May 18, 1993 (File No.1-6906)

10.        Registration Rights Agreement between the            ***
           Company and the Selling Shareholders
           (Incorporated by reference from the
           Company's Report on Form 8-K dated
           May 18, 1993 (File No.1-6906)


23.        Consent of Deloitte & Touche                         ***


*** Incorporated by reference

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ITEM 17.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, First Security Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on the 5th day of February, 1999.

                                          FIRST SECURITY CORPORATION

                                          By: /s/ Morgan J. Evans
                                             ----------------------------------
                                          Morgan J. Evans
                                          President and Chief Operating Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date or dates indicated.

Signature                  Title                               Date


/s/ Spencer F. Eccles*     Chairman and Chief                  February 4, 1999
----------------------
Spencer F. Eccles          Executive Officer, Director

/s/ Morgan J. Evans*       President and Chief                 February 4, 1999
--------------------
Morgan J. Evans            Operating Officer, Director

/s/ Brad D. Hardy*         Executive Vice President, General   February 4, 1999
-------------------        Counsel and Chief Financial Officer
Brad D. Hardy              (Principal Financial and
                           Accounting Officer)

/s/ James C. Beardall*     Director                            February 4, 1999
----------------------
James C. Beardall

/s/ Rodney H. Brady*       Director                            February 4, 1999
--------------------
Rodney H. Brady

/s/ James E. Bruce*        Director                            February 4, 1999
-------------------
James E. Bruce

/s/ Thomas D. Dee II*      Director                            February 4, 1999
---------------------
Thomas D. Dee II

Dr. David P. Gardner*      Director                            February 4, 1999
---------------------
Dr. David P. Gardner

______________             Director
Robert H. Garff

/s/ Jay Dee Harris*        Director                            February 4, 1999
-------------------
Jay Dee Harris

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/s/ Robert T. Heiner*      Director                            February 4, 1999
---------------------
Robert T. Heiner

/s/ Karen H. Huntsman*     Director                            February 4, 1999
----------------------
Karen H. Huntsman

/s/ G. Frank Joklik*       Director                            February 4, 1999
--------------------
G. Frank Joklik

/s/ B. Z. Kastler*         Director                            February 4, 1999
B. Z. Kastler

____________________       Director
Dr. J. Bernard Machen

/s/ Joseph G. Maloof*      Director                            February 4, 1999
---------------------
Joseph G. Maloof

________________________   Director
Michele Papen-Daniel, Ph.D.

/s/ Scott S. Parker*       Director                            February 4, 1999
--------------------
Scott S. Parker

/s/ James L. Sorenson*     Director                            February 4, 1999
----------------------
James L. Sorenson

/s/ Harold J. Steele*      Director                            February 4, 1999
---------------------
Harold J. Steele

_________________          Director
James R. Wilson


                               By: /s/ A. R. Thorup            February 4, 1999
                                   ---------------------
                                   A. R. Thorup*
                                   Attorney in Fact


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